Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-273306 on Form S-8 and Registration Statement No. 333-285135 on Form F-3 of our report dated April 12, 2023 relating to the combined financial statements of C3is Inc. Predecessor, appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

April 28, 2025